UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2024 (May 9, 2024)

FORMATION MINERALS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-41209	87-2406468
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Formation Minerals Inc

4730 S. Fort Apache Rd.

Suite 300

Las Vegas, NV 89147

(Address of Principal Executive Offices) (Zip Code)

(347) 325-4677

(Registrant’s telephone number, including area code)

SENSASURE TECHNOLOGIES INC.

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4I under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we”, “us”, “our”, “SSTC” and the “Company” refer to SensaSure Technologies Inc., a Nevada corporation, unless the context indicates otherwise.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The merger (the “Merger”) of Formation Minerals, Inc., a Nevada corporation and wholly owned subsidiary of SSTC (“Merger Sub”), with and into Verde Bio Holdings, Inc., a Nevada corporation (“Verde”), with Verde surviving as a direct, wholly owned subsidiary of SSTC, and the surviving corporation of the merger, pursuant to that certain Agreement and Plan of Merger, dated as of December 11, 2023 and amended as of February 8, 2024 (the “Merger Agreement”), by and among us, Verde and Merger Sub, was consummated and became effective at 4:15 p.m., Eastern time, on May 9, 2024 (the “Effective Time”) pursuant to Articles of Merger filed with the Nevada Secretary of State. At the Effective Time, the separate existence of Merger Sub ceased and Verde changed its name to “Formation Minerals, Inc.”.

Pursuant to the Merger Agreement, at the Effective Time (1) each holder of common stock, par value $0.001 per share, of Verde (“Verde Common Stock”) became entitled to receive, for every approximately 300.47 shares of Verde Common Stock, one share of common stock, par value $0.01 per share, of SSTC (“SSTC Common Stock”), (2) each holder of Series A preferred stock, par value $0.001 per share, of Verde (“Verde Series A Preferred Stock”) became entitled to receive, for every approximately 300.47 shares of Verde Series A Preferred Stock, one share of Class A preferred stock, par value $0.01 per share, of SSTC (“SSTC Class A Preferred Stock”), and (3) each holder of Series C preferred stock, par value $0.001 per share, of Verde (“Verde Series C Preferred Stock”) became entitled to receive, for every 0.15 shares of Verde Series C Preferred Stock, one share of Class B preferred stock, par value $0.01 per share, of SSTC (“SSTC Class B Preferred Stock”). No fraction of a share of SSTC Common Stock, SSTC Class A Preferred Stock or SSTC Class B Preferred Stock will be issued by virtue of the Merger, and each person who would otherwise be entitled to a fraction of a share of SSTC Common Stock, SSTC Class A Preferred Stock or SSTC Class B Preferred Stock (after aggregating all fractional shares of SSTC Common Stock, SSTC Class A Preferred Stock and SSTC Class B Preferred Stock that otherwise would be received by such holder) shall instead have the number of shares of SSTC Common Stock, SSTC Class A Preferred Stock and SSTC Class B Preferred Stock issued to such person rounded up in the aggregate to the nearest whole share of SSTC Common Stock, SSTC Class A Preferred Stock or SSTC Class B Preferred Stock.

Pursuant to the Merger Agreement, at the Effective Time, SSTC assumed all of Verde’s obligations under Verde’s common stock purchase warrant issued on January 27, 2022 (the “Verde Warrant”) and issued and delivered to the Verde Warrant holder, in exchange for the Verde Warrant, a common stock purchase warrant to purchase up to 210,195 shares of SSTC Common Stock, at an exercise price of $0.75 per share and expires on January 27, 2027 (the “SSTC Warrant”). The SSTC Warrant is subject to a beneficial ownership limitation of 4.99% of the number of shares of SSTC Common Stock outstanding immediately after giving effect to the issuance of shares of SSTC Common Stock issuable upon exercise of the SSTC Warrant.

The issuances of the shares of SSTC Common Stock, SSTC Class A Preferred Stock and SSTC Class B Preferred Stock as consideration in the Merger, the SSTC Warrant and the shares of SSTC Common Stock issuable upon conversion of the SSTC Warrant as described above were registered under the Securities Act pursuant to the Registration Statement on Form S-4, as amended (File No. 333-277649), filed by us with the United States Securities and Exchange Commission (the “SEC”), and declared effective on April 10, 2024, which included a preliminary joint proxy statement/prospectus with respect to the Merger and related transactions, a definitive version of which dated April 8, 2024 was also filed with the SEC (the “Joint Proxy Statement/Prospectus”).

Also in connection with the Merger, effective immediately following the Effective Time: (i) pursuant to the Merger Agreement and the side letter dated as of February 6, 2024 (the “Side Letter Agreement”) by and among the Company, Verde and Spartan Capital Securities, LLC, a New York limited liability company (“Spartan”), the Company issued to Spartan 5,000,000 shares of SSTC Common Stock in consideration of services Spartan provided to Verde; and (ii) pursuant to the Merger Agreement, the Company issued to Li Sze Tang 23,110,000 shares of SSTC Common Stock in consideration of services provided to SSTC as an advisor in connection with the Merger and the other transactions contemplated in the Merger Agreement (collectively, the “Advisor Shares”). The Advisor Shares were issued and sold in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Following the Merger, effective at 5:00 p.m. Eastern Time, pursuant to Articles of Merger filed with the Nevada Secretary of State, Verde was merged with and into SSTC with SSTC continuing as the surviving corporation and SSTC changed our name to “Formation Minerals, Inc.”.

The foregoing descriptions of the Merger Agreement and the amendment to the Merger Agreement are summaries and, as such, do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and the amendment to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.2, each of which is incorporated herein by reference. The foregoing description of the Side Letter Agreement is a summary and, as such, does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Side Letter Agreement, a copy of which is attached hereto as Exhibit 10.1, which is incorporated herein by reference. The foregoing description of the SSTC Warrant is a summary and, as such, does not purport to be complete and is subject to and qualified in its entirety by reference to the form of the SSTC Warrant, a copy of which is attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Certain of the representations and warranties contained in the Merger Agreement, the amendment to the Merger Agreement and the Side Letter Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to our stockholders or may have been used for the purpose of allocating risk between the parties to the Merger Agreement, the amendment to the Merger Agreement and the Side Letter Agreement. Accordingly, the representations and warranties contained in the Merger Agreement, the amendment to the Merger Agreement and the Side Letter Agreement are not necessarily characterizations of the actual state of facts with respect to us or our subsidiaries at the time they were made or otherwise, and investors should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the Merger Agreement, the amendment to the Merger Agreement and the Side Letter Agreement, which subsequent information may not be fully reflected in our public disclosures.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, effective as of the Effective Time, James D. Hiza, our President and the sole member of the board of directors (the “Board”) of the Company, resigned from those positions and appointed Scott A. Cox to serve as the sole director of the Board, to hold office until the next annual meeting of stockholders of the Company at which directors are being elected or as set forth in our Amended and Restated Bylaws (as defined below), and as the President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of the Company, to serve until the next annual meeting of the Board or until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Mr. Hiza’s departure was not due to any disagreement with us regarding any matter related to our operations, policies or practices. Mr. Cox will receive annual cash compensation of $250,000 for his service as our President, Chief Executive Officer and Chief Financial Officer.

Scott A. Cox, age 51, served as Chief Executive Officer and sole director of Verde from November 20, 2019 until the Effective Time. Mr. Cox served as the President and Chief Operating Officer of NewBridge Global Ventures, Inc. (OTC: NBGV) from October 2017 to September 2018, where he led a transition into the legal cannabis space and the successful merger with a family owned consortium of companies. Mr. Cox has previously served in various private and public companies in oil and gas and other sectors and in a number of entrepreneurial ventures. Mr. Cox attended Eastern New Mexico University where he studied Business Administration. We believe that Mr. Cox is qualified to serve as a director of SSTC because of his over 25 years of experience in the management and operations of public and private companies.

Except for his employment and service as a director following the Merger, rights to continuing indemnification and directors’ and officers’ liability insurance and rights to receive cash and equity compensation from SSTC, Mr. Cox Mr. Cox will not receive additional compensation solely as a result of the Merger, other than in connection with his capacity as a Verde stockholder that receives Merger consideration. Mr. Cox does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Articles of Incorporation and Bylaws

Effective prior to the Effective Time, our articles of incorporation were amended and restated (the “Amended and Restated Articles of Incorporation”) to, among other among other modifications, (a) increase the number of shares of capital stock which SSTC is authorized to issue to 2,000,000,000 shares, (b) authorize the issuance of up to 150,000,000 shares of “blank check” preferred stock, the rights, preferences and privileges of which may be designated from time to time by the Board, and (c) provide that special meetings of stockholders may be called only by the Board, as further described in the Joint Proxy Statement/Prospectus.

Also effective prior to the Effective Time, the Board adopted amended and restated bylaws of the Company (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws amend and restate the Company’s bylaws in effect immediately prior to the adoption of the Amended and Restated Bylaws (the “Old Bylaws”), in their entirety.

The Amended and Restated Bylaws, among other modifications:

●	provide that special meetings of the stockholders of the Company, unless otherwise prescribed by statute or by the Amended and Restated Articles of Incorporation, may be called only by resolution of the Board;

●	provide that each member of the Board, officer, employee and agent of the Company , in the performance of his or her duties with respect to the Company, is entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Company or by the accountants, appraisers or other experts or consultants selected by the Board or officers of the Company, regardless of whether any such accountant, appraiser or other expert or consultant may also be a member of the Board;

●	provide that if stockholders holding a majority of the voting power agree in writing, actions that would typically require a stockholder meeting can be taken without holding one; however, if laws or the Company’s rules demand a larger portion of voting power to approve an action, then a corresponding greater number of written consents is needed;

●	provide that holders of the shares of the capital stock of the Company issued and outstanding and holding a majority of the voting power entitled to vote at stockholder meetings, present in person or represented by proxy, shall constitute a quorum, provided, however, that if such quorum is not present, the Chairman of the Board, Chief Executive Officer of the Company, President of the Company or the majority of the Board may adjourn the meeting;

●	update the stockholder voting provisions to state that, unless otherwise provided, a majority of all votes cast is required to approve any matter submitted by the Board to the stockholders or otherwise voted upon by stockholders; whereas the Old Bylaws contemplated that the election of members of the Board is decided by a plurality vote of stockholders and all other matters shall be decided by a majority vote;

●	update the stockholder voting provisions to specify that all shares of capital stock entitled to vote shall be voted in the aggregate as a single class, unless the Board determines that a matter affects only specific series or classes of shares; whereas the Old Bylaws did not address the treatment of different classes or series of shares in the voting process;

●	provide that the number of directors may from time to time be increased or decreased by action of the Board subject to the express voting powers of any class or series of capital stock authorized and then outstanding; provided, however, that the number of members of the Board shall in no event be less than one;

●	provide for clarifying changes to the provisions governing the removal, resignation, election and term of officers of the Company and the positions that such officers may hold at the Company;

●	remove the indemnification provisions from the Amended and Restated Bylaws, which are now contemplated in the Amended and Restated Articles of Incorporation; and

●	provide that the courts of the State of Nevada are the sole and exclusive forum for derivative actions, actions asserting a claim of breach of a duty owed by any member of the Board, officer, manager, or employee of the Company, actions ascertain a claim against the Company or any member of the Board, or officer, agent or employee of the Company arising pursuant to Nevada law or the Amended and Restated Articles of Incorporation or the Amended and Restated Bylaws, including any disputes, claims or controversies brought by or on behalf of any stockholder, and any actions asserting a claim against the Company or any member of the Board, or officer, agent or employee of the Company governed by the internal affairs doctrine of the State of Nevada.

The Amended and Restated Articles of Incorporation and Amended and Restated Bylaws also include certain other administrative and conforming changes.

As disclosed in Item 2.01 above, on May 9, 2024, following the Merger, we further amended our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws to reflect the change of our name as described above.

The foregoing descriptions of the Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws are a summaries and, as such, do not purport to be complete and are subject to and qualified in their entirety by reference to full text of the Amended and Restated Articles of Incorporation, a copy of which is attached hereto as Exhibit 3.1, and Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2, each of which is incorporated herein by reference. In addition, a marked copy of our Amended and Restated Bylaws setting forth the changes made to the Old Bylaws is attached hereto as Exhibit 3.3 and incorporated herein by reference.

Designation of Class A Convertible Preferred Stock and Class B Convertible Preferred Stock

Also on May 9, 2024, following the filing of the Amended and Restated Articles of Incorporation, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Class A Convertible Preferred Stock (the “Class A COD”) and a Certificate of Designation of Preferences, Rights and Limitations of Class B Convertible Preferred Stock (the “Class B COD”) with the Nevada Secretary of State to designate 2,000 shares of our authorized and unissued preferred stock as SSTC Class A Preferred Stock and 10,000 shares of our authorized and unissued preferred stock as Class B Preferred Stock, each having a par value of $0.01 per share, and establish the voting powers, designations, preferences and relative participation and other rights and qualifications, limitations and restrictions thereof are described below. At the Effective Time, the Company issued 1,664 and 5,345 shares of Class A Preferred Stock and Class B Preferred Stock, respectively, in connection with the Merger.

SSTC Class A Preferred Stock

Voting Rights.  Each share of Class A Preferred Stock is entitled to 100,000 votes per share and has the right to vote on all matters submitted to a vote of stockholders of SSTC, and will vote together with the SSTC Common Stock, as a single class.

Dividends. When and as any dividend or distribution is declared or paid by SSTC to holders of SSTC Common Stock, whether payable in cash, property, securities or rights to acquire securities, the Class A Preferred Stock holders will be entitled to participate with the holders of SSTC Common Stock in such dividend or distribution. At the time such dividend or distribution is payable to holders of SSTC Common Stock, SSTC will pay to each holder of SSTC Class A Preferred Stock such holder’s share of such dividend or distribution equal to the amount of the dividend or distribution per share of SSTC Common Stock payable at such time multiplied by the number of shares of SSTC Common Stock the shares of Class A Preferred Stock held by such holder are convertible into.

Liquidation. In the event of liquidation, dissolution or winding up of SSTC, either voluntary or involuntary, the holders of the Class A Preferred Stock are entitled, by reasons of their ownership of Class A Preferred Stock, to receive the preferential amount, prior and in preference to any distribution of any of the assets of SSTC to the holders of Class A Preferred Stock and SSTC Common Stock, will be paid such preferential amount prior to any distribution of assets of SSTC to the holders of such Class A Preferred Stock and SSTC Common Stock.

Conversion Rights. Subject to adjustments, each share of Class A Preferred Stock is convertible, at the option of the holder thereof, at any time after the date of issuance of such share into one share of fully paid and non-assessable share of SSTC Common Stock.

SSTC Class B Preferred Stock

Stated Value. Each share of the Class B Preferred Stock has a stated value equal to $1,200, subject to increase as set forth in the Class B COD.

Voting Rights. The shares of Class B Preferred Stock are entitled to vote together with the SSTC Common Stock on an as-converted basis and have the right to vote on all matters submitted to a vote of stockholders of SSTC.

Dividends. Each share of Class B Preferred Stock is entitled to receive and SSTC must pay, cumulative dividends of ten percent (10%) per annum, payable quarterly, beginning on the date of the first issuance of any share of Class B Preferred Stock regardless of the number of transfer of any particular shares of Class B Preferred Stock and regardless of the number of certificates which may be issued to evidence such Class B Preferred Stock, and ending on the date that such share of Class B Preferred Stock has been converted or redeemed.

Liquidation. In the event of liquidation, dissolution or winding up of SSTC, either voluntary or involuntary, the holders of the Class B Preferred Stock is entitled, by reason of their ownership of Class B Preferred Stock, to receive out of the assets, whether capital or surplus of SSTC, an amount equal to the stated value as stated in the Class B COD, plus any accrued and unpaid dividends any other fees or liquidated damages due, for each share of Class B Preferred Stock owned before any distribution or payment is made to the holders of SSTC Common Stock.

Conversion Rights. The shares of Class B Preferred Stock are convertible by dividing $1,200 by the conversion price, and such conversion price is the amount equal to the lower of $0.75 and 100% of the lowest volume-weighted average price of the shares of SSTC Common Stock during the fifteen (15) trading days immediately preceding, but not including, the date that such holder elects to convert in accordance with the terms of the Class B COD.

Redemption Rights. The Company possesses the right to redeem all outstanding shares of Class B Preferred Stock, with notice of five business days, at a redemption price determined by multiplying the Premium Rate (as defined below) by the sum of the Stated Value, accrued but unpaid dividends, and other due amounts to the holder as outlined in the Class B COD, the Merger Agreement and Transaction Documents (as defined in the Class B COD). “Premium Rate” means (a) 1.15 if all of the Class B Preferred Stock is redeemed within ninety (90) calendar days from the issuance date thereof; (b) 1.2 if all of the Class B Preferred Stock is redeemed after ninety (90) calendar days and within one hundred twenty (120) calendar days from the issuance date thereof; (c) 1.25 if all of the Class B Preferred Stock is redeemed after one hundred twenty (120) calendar days and within one hundred eighty (180) calendar days from the issuance date thereof.

Rights Upon Fundamental Transaction. The Company is prohibited from engaging in a Fundamental Transaction (as defined in the Class B COD) unless certain conditions are met. First, the successor entity must assume all obligations of the Company under the Class B COD through satisfactory written agreements approved by the holder of the Class B Preferred Stock. Second, if the Fundamental Transaction occurs within six months of the date such shares of Series B Preferred Stock were issued, the successor entity must be a publicly traded corporation listed on an eligible market. The successor entity must also confirm to the holder that upon conversion of the Class B Preferred Stock, they will receive shares of publicly traded common stock of the successor entity equivalent to what they would have received had the conversion occurred immediately prior to the Fundamental Transaction. Additionally, the holder may choose to waive these conditions if they so wish. Finally, the Corporation must ensure that the Holder retains the right to receive equivalent benefits upon conversion of the Class B Preferred Stock after the Fundamental Transaction.

The foregoing descriptions of the Class A Preferred Stock and the Class B Preferred Stock are not complete and are subject to and qualified in their entirety by reference to the full text of the Class A COD and the Class B COD, copies of which are filed herewith as Exhibit 4.1 and 4.2, respectively, and incorporated herein by reference.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 9, 2024, we held a special meeting of our stockholders at which our stockholders were asked to consider and vote upon the following proposals:

1.	The approval of the amended and restated articles of incorporation of SSTC, to, among other modifications, (a) increase the number of shares of capital stock which SSTC is authorized to issue to 2,000,000,000 shares, (b) authorize the issuance of up to 150,000,000 shares of “blank check” preferred stock, the rights, preferences and privileges of which may be designated from time to time by the Board, and (c) provide that special meetings of stockholders may be called only by the Board, effective prior to the effective time of the Merger (the “Articles of Incorporation A&R Proposal”).

2.	The approval of the name change of SSTC following the Merger when and as determined by the Board to “Formation Minerals, Inc.” (the “Name Change Proposal” and together with the Articles of Incorporation A&R Proposal, the “Articles of Incorporation Amendment Proposals”).

3.	The approval of the adjournment of the SSTC special meeting from time to time, if necessary or appropriate, including to solicit additional proxies in favor of either Articles of Incorporation Amendment Proposal, if there are insufficient votes at the time of such adjournment to approve Articles of Incorporation Amendment Proposal (the “Adjournment Proposal”).

Each of the foregoing proposals is described in detail in the Joint Proxy Statement/Prospectus.

For each of the proposals, a quorum was present. According to the report of the Inspector of Elections, each Articles of Incorporation Amendment Proposal was approved by the requisite vote of the holders of our common shares. The voting results for the Articles of Incorporation Amendment Proposals are as follows:

Articles of Incorporation A&R Proposal

For	Against	Abstain
34,762,341	0	0

Name Change Proposal

For	Against	Abstain
34,762,341	0	0

The results reported above are final voting results.

We did not call the vote on the Adjournment Proposal as there were sufficient votes to approve the Articles of Incorporation Amendment Proposals.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

Audited consolidated financial statements of Verde comprising the consolidated balance sheets as of April 30, 2023 and 2022 and the related consolidated statements of operations, consolidated statements of stockholders’ equity and consolidated statements of cash flows for the two years in the period ended April 30, 2023, the notes related thereto and the Report of the Independent Registered Public Accounting Firm were filed with the SEC on August 2, 2023 with Verde’s Annual Report on Form 10-K for the year ended April 30, 2023, and are incorporated herein by reference.

Unaudited consolidated financial statements of Verde comprising the condensed consolidated balance sheets (unaudited) for the three and nine months ended January 31, 2024 and 2023, the condensed consolidated statements of operations (unaudited) for the three and nine months ended January 31, 2024 and 2023, the condensed consolidated statements of stockholders’ equity (unaudited) for the three and nine months ended January 31, 2024 and 2023 and the condensed consolidated statements of cash flows (unaudited) for the three and nine months ended January 31, 2024 and 2023 and the notes related thereto were filed with the SEC on March 25, 2024 with Verde’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2024, and are incorporated herein by reference.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined statements of operations for the nine months ended January 31, 2024 and year ended April 30, 2023 gives pro forma effect to the Merger and other transactions contemplated by the Merger Agreement as if they had occurred on May 1, 2022. The unaudited pro forma condensed combined balance sheet as of January 31, 2024 gives pro forma effect to the Merger and other Transactions as if they were completed on January 31, 2024. The unaudited pro forma condensed combined statements of operations and the unaudited pro forma condensed combined balance sheet and the notes thereto were filed with the SEC with the Joint Proxy Statement/Prospectus, and are incorporated herein by reference.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated December 11, 2023, by and among SensaSure Technologies, Inc. (now known as Formation Minerals, Inc.), Verde Bio Holdings, Inc. and Formation Minerals, Inc. (Incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by SensaSure Technologies, Inc. on December 15, 2023.)

2.2	Amendment to the Agreement and Plan of Merger, dated as of February 8, 2024, by and among SensaSure Technologies Inc. (now known as Formation Minerals, Inc.), Formation Minerals Inc. and Verde Bio Holdings, Inc. (Incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed by SensaSure Technologies, Inc. on February 13, 2024.)

3.1	Composite Copy of Amended and Restated Articles of Incorporation of Formation Minerals, Inc., dated May 9, 2024, as amended May 9, 2024. (Filed herewith.)

3.2	Amended and Restated Bylaws of Formation Minerals, Inc., as amended as of May 9, 2024. (Filed herewith.)

3.3	Amended and Restated Bylaws of Formation Minerals, Inc., as amended as of May 9, 2024. (marked copy) (Filed herewith.)

4.1	Certificate of Designation of Preferences, Rights and Limitations of the Class A Convertible Preferred Stock of SensaSure Technologies Inc. (now known as Formation Minerals, Inc.), dated May 9, 2024. (Filed herewith.)

4.2	Certificate of Designation of Preferences, Rights and Limitations of the Class B Convertible Preferred Stock of SensaSure Technologies Inc. (now known as Formation Minerals, Inc.), dated May 9, 2024. (Filed herewith.)

4.3	Form of Common Stock Purchase Warrant of SensaSure Technologies Inc. (now known as Formation Minerals, Inc.), dated as of May 9, 2024. (Incorporated by reference to Exhibit 4.1 of Amendment No. 1 to the Registration Statement on Form S-4 filed by SensaSure Technologies, Inc. on April 5, 2024.)

10.1	Side Letter Agreement, dated as of February 6, 2024, by and between Verde Bio Holdings, Inc., SensaSure Technologies Inc. (now known as Formation Minerals, Inc.) and Spartan Capital Securities, LLC. (Incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by SensaSure Technologies, Inc. on February 13, 2024.)

104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2024

FORMATION MINERALS, INC.
(formerly known as SensaSure Technologies Inc.)

By:	/s/ Scott A. Cox
Scott A. Cox
President Chief Executive Officer and Chief Financial Officer